Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 12, 2006, relating to the consolidated balance sheets of The Beard Company and Subsidiaries as of December 31, 2005 and 2004, and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three year period ended December 31, 2005, which report appears in the December 31, 2005, annual report on Form 10-K of The Beard Company.

                                          /s/ COLE & REED P.C.

Oklahoma City, Oklahoma
August 15, 2006